                                            EXHIBIT 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 6, 2016, relating to the statement of revenues and certain expenses of Vantage at Shavano Park located at 17203 North West Military Highway, San Antonio, Texas for the year ended December 31, 2015, which appears in the Current Report on Form 8-K of BRT Realty Trust dated June 6, 2016.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIS, RAY & CO.,PC
DAVIS, RAY & CO., PC

Seminole, Texas
August 16, 2016